Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Thwapr, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce Goldstein, President and Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 16, 2010

/s/ Bruce Goldstein
Name:  Bruce Goldstein
Title:  President and Chief Executive Officer (Principal Executive Officer)